                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                                   FORM 8-K

                                CURRENT REPORT


                    Pursuant to Section 13 or 15 (d) of the
                        Securities Exchange Act of 1934



Date of Report:                                        September 5, 1997



                         Providence Energy Corporation
- --------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)



Rhode Island                      0-9380                     05-0389170
- --------------------------------------------------------------------------------
(State of incorporation         (Commission                 (IRS Employer
or organization)                 File Number)                Identification No.)


100 Weybosset Street, Providence, Rhode Island                  02903
- --------------------------------------------------------------------------------
(Address of principal executive offices)                      (Zip Code)


Registrant's telephone number:         (401) 272-5040
- --------------------------------------------------------------------------------

                                      N/A
- --------------------------------------------------------------------------------
(Former name or former address, if changed since last report)

Item 5.  Other events.
         ------------

     Attached to this report as Exhibit A is a copy of a release issued September 3, 1997 by the Registrant with respect to the matters referred to therein and as Exhibit B is a copy of the Settlement Agreement dated August 8, 1997.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  PROVIDENCE ENERGY CORPORATION



                                  By:  /s/ Gary S. Gillheeney
                                  -----------------------------------------
                                  Senior Vice President, Chief Financial Officer and Treasurer, and Assistant Secretary

Date:  September 5, 1997

                                   Exhibit A

          Media Contact:                    Investor Contact:
          James Grasso                      Maryann Pernorio
          Vice President of Public          Director of Investor Relations
          and Government Affairs            and Planning
          (401) 272-5040 ext. 2340          (401) 272-5040 ext. 2274

FOR IMMEDIATE RELEASE

                      Public Utility Commission Approves
                      Regulatory Plan for Providence Gas

PROVIDENCE, RI., SEPTEMBER 3, 1997: The Rhode Island Public Utilities Commission has approved an innovative regulatory plan for The Providence Gas Company. The plan, effective October 1, 1997, provides customers with a price decrease of $28 million, or approximately 5%, coupled with a three-year price freeze. The plan, part of a Settlement Agreement among the Company, the Division of Public Utilities and Carriers, The Energy Council of Rhode Island and the George Wiley Center, also calls for the Company to make significant capital investments to improve its distribution system. Finally, the plan includes a commitment by the Company to offer small businesses and residential customers the opportunity to choose their gas supplier within the next two years.

     "This plan is our comprehensive response to a number of Commission initiatives, decisions and policies that have been developed and implemented over the past four to five years.", said James H. Dodge, Chairman, President and CEO, Providence Gas. "The plan is a trendsetter. It is an integrated solution that addresses price stability, economic

P.U.C. Approves Regulatory Plan for Providence Gas/ page 2

development, system reliability and system utilization and social needs at a time of increasing natural gas competition. The plan will be implemented in conjunction with an innovative supplier agreement that enables Providence Gas to provide a price reduction and freeze without incurring associated gas supply risks. This will enable the Company to focus on customer service and distribution of natural gas to its customers."

     The rate decrease and freeze was provided through savings generated by ongoing cost control initiatives by Providence Gas and a supplier agreement with Duke Energy of North Carolina. This agreement enables Providence Gas to take advantage of opportunities created by a more competitive natural gas industry.

     The anticipated savings realized under the plan will fund up to $80 million in infrastructure commitments by the Company to expand its distribution system into Quonset Point Davisville Industrial Park in North Kingstown and other economic expansion areas, such as Warwick, Coventry and Smithfield. In addition, the Company commits to upgrading its infrastructure by accelerating replacement of mains and services.

     "We are significantly increasing the level of capital spending to maintain, upgrade and expand our infrastructure over the next three years while providing lower and stable prices to our customers," said Dodge. "As a result, businesses will now be able to plan their energy expenditures more accurately; while homeowners will be able to budget their utility costs over the next three years."

     The plan continues a process of expanding customer choice to our small business and residential customers. This level of customer choice would extend beyond the recently approved "Business Choice" program, which provides choice for the Company's 3,500 medium, large and extra-large customers.

P.U.C. Approves Regulatory Plan for Providence Gas/ page 3

     In addition, the plan also commits Providence Gas to fund annually $1.2 million toward low-income programs. In particular, the Company will fund a $1 million Low Income Assistance Program, which provides financial assistance for the Company's low-income customers, and a $200,000 Low-Income Weatherization program. To encourage customers to invest in innovative technologies that promote energy conservation and spread demand for natural gas more evenly throughout the year, Providence Gas also committed $500,000 annually to continue its Demand-Side Management Program.

     "The price reduction and stabilization will benefit all customers of Providence Gas and the state's economy as a whole," said James J. Malachowski, Chairman of Rhode Island Public Utilities Commission. "These are real reductions and also a firm guarantee of no price increase for three years."

     "The plan reflects leadership on the part of the Commission, Division, and Providence Gas and all parties to the stipulation by presenting a plan which provides assurances of both rate stability and service reliability during a period of regulatory transition and adjustment to new markets structures," said Thomas F. Ahern, Administrator of the Division of Public Utilities and Carriers. "I'm delighted the Commission approved the plan which will spur economic development in Rhode Island while establishing specific protections for ratepayers."

     Providence Gas Company , a subsidiary of Providence Energy Corporation, is Rhode Island's largest natural gas distribution company, serving more than 160,000 homes and businesses in 25 Rhode Island cities and towns.

                                   Exhibit B

                STATE OF RHODE ISLAND AND PROVIDENCE PLANTATIONS

                          PUBLIC UTILITIES COMMISSION

____________________________________
                                    )
Providence Gas Company              )        Docket No. 2581
____________________________________)

                             SETTLEMENT AGREEMENT

       The Providence Gas Company ("ProvGas" or the "Company"), the Division of Public Utilities and Carriers (the "Division"), The Energy Council of Rhode Island ("TEC-RI") and The George Wiley Center (together, the "Settling Parties") have reached agreement on a price stabilization plan, and hereby jointly request the Rhode Island Public Utilities Commission's (the "Commission") approval of this Settlement Agreement. The Agreement provides for implementation of a price stabilization plan that includes: (1) an immediate decrease in the Gas Charge to residential, commercial and industrial sales service customers; (2) a three-year freeze in the Gas Charge and base rates at those reduced levels; and (3) the Company's commitment to substantial incremental capital investments and further unbundling of services.

I.  PREAMBLE

       A.  Introduction

       This Price Stabilization Agreement is the result of the Settling Parties' efforts to address a number of key issues facing the Company and natural gas consumers, as well as all Rhode Islanders. This Agreement offers customers assurances of both price stability and service reliability during a period of regulatory transition and adjustment to new market structures. The Agreement achieves these objectives while committing the Company to expand the capacity and to extend the reach of its natural gas distribution system in order to help promote the state's economic development initiatives which will benefit all Rhode Islanders.

                                                          Providence Gas Company
                                                                 Docket No. 2581
                                                            Settlement Agreement
                                                                    Page 2 of 16

       The natural gas industry in Rhode Island is in the process of transitioning to a more competitive industry, offering customers more choices to meet their energy needs. At the same time, natural gas prices continue to be the most volatile prices in the commodity markets. While this transition is occurring, Rhode Island is also experiencing changes and is taking a number of economic development initiatives for which natural gas will play a major role in their success. With all this change comes the potential for more volatility and uncertainty.

       In response, the Settling Parties now jointly sponsor the Price Stabilization Agreement, which calls for an initial price reduction from current levels, coupled with a three-year price freeze on the total price for firm sales service customers. In addition, the Settling Parties agree that the Company will commit to significant incremental capital investments that will: (1) expand the capacity and extend the reach of the distribution system; and (2) improve the safety and reliability of the existing distribution system.
Further, the Settling Parties agree to proceeding with increased unbundling and eligibility. The Settling Parties also recognize and have addressed in this Agreement the hardship of the Company's low-income customers resulting from reductions in federal funding for heating assistance. Finally, the Settling Parties believe that this Agreement is in the interest of customers and represents a reasonable means of addressing key customer issues over the next three years.

       B.  PROCEDURAL HISTORY

       On June 9, 1997, the Company petitioned the Commission requesting the opening of a docket for the development and investigation of a price stabilization plan. The Company was seeking to establish a forum which would provide interested parties the

                                                          Providence Gas Company
                                                                 Docket No. 2581
                                                            Settlement Agreement
                                                                    Page 3 of 16


opportunity to participate in discussions with the Company towards a Settlement Agreement, which would then be filed with the Commission for review and approval. At an open meeting on June 10, 1997, the Commission opened Docket No. 2581, and subsequently, petitions for intervention were filed and deemed granted pursuant to Rule 1.13(e) of the Commission's Rules of Practice and Procedure on behalf of the following entities: (1) The Energy Council of Rhode Island; and
(2) The George Wiley Center. The Company published notice of the filing on June 17, 1997. The Commission published notice of the public hearing on June 27, 1997.

     C.  PARTIES' STATEMENT

     This Settlement Agreement is based on extensive discovery and negotiations among the Settling Parties concerning all aspects of the Company's Filing. The Settling Parties do not necessarily agree on every item of the Settlement; however, the Settling Parties agree that the outcome of this Settlement Agreement, as a whole, is just and reasonable and provides direct benefits to customers and jointly move for its approval by the Commission.

II.  TERMS OF SETTLEMENT

     A.  SCOPE:

     The Settlement Agreement covers the provisions of a price stabilization plan, as described below.

     B.  TERM:

     The Term of the Agreement is three (3) years, commencing on October 1, 1997 and continuing through September 30, 2000. Each year thereof commencing on October 1 shall be a "Term Year".

     C.  RATE REDUCTION:

     This Agreement calls for modifications to the otherwise applicable Gas Charge Clause (GCC), which result in a projected net revenue decrease from current GCC prices

                                                          Providence Gas Company
                                                                 Docket No. 2581
                                                            Settlement Agreement
                                                                    Page 4 of 16


of approximately $28 million, or a uniform $0.54 per Mcf decrease in the Gas Charge. The components of the net decrease include a reduction in the Gas Charge components, which is partially offset by an adjustment to the Throughput cost components related to substantial capital investments to support key economic development projects and maintain distribution system safety, reliability and integrity, as identified below. The projected net decrease of approximately $28 million is based on: (1) the simple average of the closing prices of the NYMEX futures contracts strip from October 1997 through September 2000 of $2.253 per MMBtu; and (2) the projected year-end GCC deferred balance of $1.5 million; and thus, is subject to changes in both such factors. The Settling Parties agree that the Company shall update the projected net decrease based on market conditions at the time of the Commission's decision and utilize such projected net decrease in a compliance filing. To the extent that such NYMEX strip, as discussed above, decreases, then such price reduction would increase at the rate of $525,000 per $0.01 decrease in the simple average of the NYMEX futures contract prices from October 1997 through September 2000. Conversely, to the extent that such NYMEX strip, as discussed above, increases, then such price reduction would decrease at the rate of $262,500 per $0.01 increase in the simple average of the NYMEX futures contract prices from October 1997 through September 2000. The compliance filing shall include a schedule of Gas Charge factors in the format shown in Exhibit 1, consistent with the terms of this Agreement, to be in effect only during the Term of this Agreement. Such compliance filing shall also include the following addition to Section 2, Schedule A of the Company's tariff, Item 12, Modifications:

     Provisions in this Section are subject to modifications through September of 2000 as ordered by the Commission in approval of a Settlement Agreement on the Price Stabilization Plan ("PSP") in Docket No. 2581. Such modifications include the

                                                          Providence Gas Company
                                                                 Docket No. 2581
                                                            Settlement Agreement
                                                                    Page 5 of 16


     following: (1) The Gas Charges under Item 3 of the Gas Charge Clause shall be reduced effective October 1, 1997, and frozen at such level until September 30, 2000 as provided for in the PSP; and (2) the firm throughput cost component in Item 4.4 of the Gas Charge Clause shall be increased effective October 1, 1997 and frozen at such level until September 30, 2000.

A bill impact analysis for the average customer in each rate class is provided in Exhibit 2.

     D.  RATE FREEZE:

     The Settling Parties agree, subject to the terms of this Agreement, that the Gas Charge factors filed in compliance with a Commission order in this docket, as well as base rates for firm services, shall be frozen for the Term of the Agreement, and the otherwise effective GCC shall resume effectiveness with a deferred gas cost account (as defined in the GCC tariff) of zero (0) upon termination of the Term of this Agreement. The Settling Parties also agree, subject to the terms hereof, that the Company shall not seek a base rate or Gas Charge increase that takes effect prior to the close of the Term. The Company may, however, file for such increase prior to the close of the Term; provided that such filing, with full suspension and compliance periods, may not take effect prior to the close of the Term. The Settling Parties agree to cooperate in effecting the intended results of this Settlement Agreement, including cooperation as to any required compliance or tariff filings.

     E.  INVESTMENT COMMITMENTS:

     The Settling Parties agree that the Company commits to specific capital investments that will promote economic development in Rhode Island and enhance the safety, reliability and integrity of the distribution system. Such investments are as follows:

     1.  ECONOMIC DEVELOPMENT

                                                          Providence Gas Company
                                                                 Docket No. 2581
                                                            Settlement Agreement
                                                                    Page 6 of 16


          a. The Settling Parties agree that the Company shall construct a high pressure main into and within the Quonset Point - Davisville Development.

          b. The Settling Parties agree that the Company shall construct a high pressure main south of the Tennessee gate station, providing additional natural gas service to the southern part of the Providence distribution system, including: Quonset Point - Davisville Development; and other areas in Warwick, East Greenwich and North Kingstown.

          2.   SYSTEM INTEGRITY

          a. The Settling Parties agree that the Company shall accelerate the replacement of cast iron and bare steel mains and services. Such replacement shall increase from a rate of approximately 5 miles per year to an average of 10 miles per year. The Company shall replace no less than 8 miles per year and no less than 30 miles during the Term of the Agreement.

          b. The Settling Parties agree that the Company shall review, update and consolidate substantial portions of its mains and services records, replacing a basically paper file system having records dating as far back as 1874. The Company shall review, update and consolidate on a best efforts basis no less than 12%, 43% and 75%, cumulatively, of its records during FY98, FY99 and FY00, respectively. The Company would commit to doing the entire project over a three year period on a best efforts basis. The

                                                          Providence Gas Company
                                                                 Docket No. 2581
                                                            Settlement Agreement
                                                                    Page 7 of 16

               Company agrees to provide the Division with a status report for this project on a semi-annual basis during the Term.

          3.   ECONOMIC DEVELOPMENT AND SYSTEM INTEGRITY

          a. The Settling Parties agree that the Company shall construct a gate station and associated main in the Northwest section of the service territory.

In the event that any of the foregoing commitments are canceled, the Company would propose a corresponding adjustment to the plan in consultation with the Settling Parties, and subject to approval by the Commission.

     F.   IRP COMMITMENTS:

     This Settlement Agreement supersedes and cancels the Integrated Resource Plan (IRP) Settlement Agreement in Docket No. 2025; however, during the Term of the Settlement Agreement, the Company will continue to provide funding for the following programs approved by the Commission in Docket No. 2025:

          1. The Low Income Assistance Program (LIAP) will be funded at an increased annual level of $1.0 million.
          2. The Demand Side Management (DSM) rebate program will be funded at an annual level of $0.5 million.
          3. The Low Income Weatherization Program will be funded at an annual level of $0.2 million.

     Unused funds for these programs at the end of the first and second Terms Years shall be added to the funds available for the second and third Term Years, respectively. Unused funds for the DSM rebate program at the end of the third Term Year shall be added to the Deferred Revenue Account, described in Section
II. J. 3 below. Unused funds for the Low Income Assistance Program and Low Income Weatherization Program at the

                                                          Providence Gas Company
                                                                 Docket No. 2581
                                                            Settlement Agreement
                                                                    Page 8 of 16


end of the third Term Year shall be utilized to assist low income customers in a manner agreed to by the Settling Parties and subject to approval by the Commission.

     G.   UNBUNDLING COMMITMENTS:

     The Agreement provides for additional staffing and technology resources as necessary to implement the unbundled service offerings in connection with its filing in Docket No. 2552. The Company shall provide unbundled service offerings to up to 10% per year of firm system throughput for Medium, Large and Extra Large C&I customers in FY98, as well as residential and small C&I customers in FY99 or FY00.

     H.   ACCOUNTING TREATMENTS:

     The Company shall during the Term of the Price Stabilization Plan amortize previously deferred environmental expenditures of $3.1 million. Such amount represents environmental expenditures accrued through FY96. The Company shall, during the Term of this Agreement, defer and amortize ongoing environmental and Year 2000 expenditures on a 5-year amortization schedule. This Agreement complies with provisions of FAS No. 71, paragraph 5, as amended.

     I.   QUARTERLY REPORTS:

     During the term of this Agreement, the Settling Parties agree that the Company shall provide quarterly reports to the Commission and Settling Parties. The quarterly reports shall be based on audited financial statements prepared in accordance with Generally Accepted Accounting Principles (GAAP), as adjusted to comply with the Commission's most recent rate order. The quarterly reports will include: ROE measurement; operating revenues and expenses; capitalization; and calendar degree days. An example of the quarterly report is attached as
Exhibit 3.

     J.   FINANCIAL PERFORMANCE:

                                                          Providence Gas Company
                                                                 Docket No. 2581
                                                            Settlement Agreement
                                                                    Page 9 of 16


     The Settling Parties agree that the Company's financial performance under this Agreement based on audited financial statements prepared in accordance with Generally Accepted Accounting Principles (GAAP), as adjusted to comply with the Commission's most recent rate order, will be measured based on average return on common equity (ROE) at the end of each Term Year, which shall be filed no later than 60 days following the end of each Term Year; and shall be in accordance with the following:

     1.   LIMITATIONS ON COMMON EQUITY

     To calculate ROE at the end of each Term Year, the Company's average return on common equity shall be calculated as the average of the beginning and ending equity amount; provided that such average of common equity does not exceed $81.0 million in FY98, $86.2 million in FY99, or $92.0 million in FY00.

     2.   LIMITATIONS ON OPERATIONS AND MAINTENANCE (O&M) EXPENSES

     To calculate annual O&M expense limitations for each Term Year, the Company shall utilize actual non-gas O&M expenses, in accordance with the FERC Form No. 2; provided that such O&M expenses do not exceed an annual threshold based on eighty-five percent (85%) of the annual Term Year increase in the simple average of Consumer Price Index (CPI) and Gross Domestic Product - Producer Index (GDP-
PI) compounded from the FY96 base of $46.5 million. The Settling Parties recognize, however, that unforeseen exogenous events which are beyond the Company's reasonable control, such as severe colder-than-normal weather, severely adverse economic conditions, changes in the tax laws or tax rates (federal, state or local), mandatory changes in generally accepted accounting principles (GAAP) or current interpretations of GAAP as applied to the Company (i.e., the continued applicability of FAS 71 to the Company), changes in definition and/or calculation of CPI and GDP-PI, and regulatory, judicial, or legislative changes affecting the Company's costs, may cause the Company to exceed such threshold and that, under such

                                                          Providence Gas Company
                                                                 Docket No. 2581
                                                            Settlement Agreement
                                                                   Page 10 of 16



circumstances, the Company shall calculate ROE utilizing actual non-gas O&M expenses. If a dispute arises over whether any event(s) is exogenous within the meaning of this provision, the burden of proof lies with the Company to demonstrate that the event was exogenous and had a significant impact on the Company's O&M expenses. Upon written request by the Division, the Company will provide the Division with all relevant information in its possession regarding any such change sought by the Company. Any disputes shall be resolved by the Commission.

     3.   DEFERRED REVENUE ACCOUNT ("DRA")

          The Company will establish a Deferred Revenue Account during the Term of the Agreement. Such account shall be used in accordance with the various provisions of this Agreement and maintained on a pre-tax basis.

     a.   LIMITATIONS ON RETURN ON EQUITY.
          --------------------------------

          Under no circumstances shall the Company's ROE exceed 10.9%, as calculated hereunder, for any fiscal year during the term of this Settlement Agreement (each a "Term Year"). Such ROE limitation is consistent with the ROE allowed in Docket No. 2286, the Company's most recent rate case proceeding.

     b.   DRA ALLOCATION FOR FIRST TERM YEAR.
          -----------------------------------

          At the close of the first Term Year, any earnings for such year in excess of an ROE of 10.9% shall be credited on a pre-tax basis to the DRA and for any deficiency in earnings for such year below an ROE of 7.0% shall be debited against the DRA through the deferral of costs. Further, any variance in the actual GCC deferred balance

                                                          Providence Gas Company
                                                                 Docket No. 2581
                                                            Settlement Agreement
                                                                   Page 11 of 16

          on September 30, 1997 from the projected GCC deferred balance included in the compliance filing, will be credited to or debited against the Deferred Revenue Account. Any resulting positive or negative balance of the DRA shall be carried forward to the second Term Year.

     c.   DRA ALLOCATIONS FOR SECOND TERM YEAR.
          -------------------------------------

          At the close of the second Term Year, earnings for such year will be calculated in the same manner. If earnings for such year are in excess of an ROE of 10.9%, then such revenue amount shall be credited to the DRA. If, however, earnings for such second Term Year are less than a 10.9% ROE, then DRA allocations shall be made as follows:

          (i) If and only to the extent that a positive DRA balance was carried forward from the first Term Year, the Company shall use such balance to the extent necessary to attain an ROE of 10.9% for the second Term Year; and
          (ii) If, after the application of the foregoing item (i), the earnings for such second Term Year are still less than a 7.0% ROE, then the amount of annual earnings deficiency below 7.0% shall be debited against the DRA through the deferral of costs.

                                                          Providence Gas Company
                                                                 Docket No. 2581
                                                            Settlement Agreement
                                                                   Page 12 of 16

          Any resulting positive or negative DRA balance shall be carried forward to the third Term Year.

     d.   DRA ALLOCATIONS FOR THIRD TERM YEAR.
          ------------------------------------

          At the close of the third Term Year, earnings for such year will be calculated in the same manner. If earnings for such year are in excess of a 10.9% ROE, then such excess revenue amount shall be applied as a credit to the DRA. If, however, earnings for such third Term Year are less than a 10.9% ROE, then DRA allocations shall be made as follows;

          (i) If and only to the extent that a positive DRA balance was carried forward from the second Term Year, the Company shall use such balance to the extent necessary to attain an ROE of 10.9% for the third Term Year; and

          (ii) If, after the application of the foregoing item (i), then earnings for such third Term Year are still less than a 7.0% ROE, then the amount of annual earnings deficiency below 7.0% shall be debited against the DRA through the deferral of costs.

          Any resulting positive DRA balance at the end of the third Term Year shall then be refunded to the firm customers, and any resulting negative DRA balance at the close of the Term shall be recovered

                                                          Providence Gas Company
                                                                 Docket No. 2581
                                                            Settlement Agreement
                                                                   Page 13 of 16



          by the Company through a surcharge to customers over a reasonable period. In either case, the method of addressing any DRA balance at the conclusion of the third Term Year shall be determined by the Settling Parties and approved by the Commission.

Exhibit 3 provides an example of the ROE calculation and the quarterly earnings report which would be used to measure ROE during the Term.

     K.   EXOGENOUS CHANGES:

     Independent of other provisions included in the Agreement, the Company shall be permitted to account for in the DRA the impact of Exogenous Changes.

     1. Exogenous Changes are significant increases or decreases in the Company's costs or revenues which are beyond the Company's reasonable control. Exogenous Changes include, for example, severely abnormal - weather, severe changes in economic conditions, changes in the tax laws or tax rates (federal, state or local), mandatory changes in generally accepted accounting principles (GAAP) or current interpretations of GAAP as applied to the Company (i.e., the continued applicability of FAS 71 to the Company), changes in definition and/or calculation of CPI and GDP-PI, and regulatory, judicial, or legislative changes affecting the Company's costs or revenues. If a dispute arises over whether a change is exogenous or to the quantification of such impact, the burden of proof lies with the party proposing that the change is exogenous. Upon written request by the Division, the Company will provide the Division with all relevant

                                                          Providence Gas Company
                                                                 Docket No. 2581
                                                            Settlement Agreement
                                                                   Page 14 of 16


          information in its possession regarding any change for which the Company or the Division seeks exogenous treatment.

     2. The Company will notify the Settling Parties as soon as practicable in advance of such claim for recovery of any Exogenous Changes. The Company and the Division will agree within 35 days after notice (1) that the item is exogenous, and (2) any proposed quantification of the change is reasonable. Any disputes shall be resolved by the Commission.

     3. The impact of any Exogenous Changes will be debited or credited to the DRA through the Term of the Settlement Agreement, and recovered at its conclusion as provided in foregoing sections.

III. EFFECT OF SETTLEMENT AGREEMENT

     This Agreement is the result of a negotiated settlement among the Settling Parties. The discussions which have produced this Settlement have been conducted on the explicit understanding that all offers of settlement and discussions relating hereto are and shall be privileged, shall be without prejudice to the position of any party or participant presenting such offer or participating in any such discussion, and are not to be used in any manner in connection with these or other proceedings involving any one or more of the parties to this Settlement or otherwise. The Agreement by a party to the terms of this Agreement shall not be construed as an agreement as to any matter of fact or law for any other purpose. In the event that the Commission (i) rejects this Agreement, (ii) fails to accept this Agreement as filed, or (iii) accepts this Agreement subject to conditions unacceptable to any party hereto, then this Agreement shall be deemed withdrawn and shall be null and void in all respects. In the event that changes in market conditions prior to the Commission decision result in unacceptable changes to the economic benefits of this Settlement Agreement to

                                                          Providence Gas Company
                                                                 Docket No. 2581
                                                            Settlement Agreement
                                                                   Page 15 of 16


any party hereto, then this Agreement shall be deemed withdrawn and shall be null and void in all respects.

     IN WITNESS WHEREOF, the parties agree that this Agreement is reasonable and have caused this document to be executed by their respective representatives, each being fully authorized to do so. Dated at Providence this 8th day of August, 1997.

                                            Respectfully submitted,


DIVISION OF PUBLIC                          PROVIDENCE GAS COMPANY
UTILITIES AND CARRIERS                      By its Attorneys,
By its Attorneys,


/s/  Paul Roberti                           /s/  Alycia L. Goody
- ----------------------------------          --------------------
Paul Roberti                                Alycia L. Goody, Esq.
Special Assistant Attorney General          General Counsel
150 South Main Street                       Providence Gas Company
Providence, RI  02903                       100 Weybosset Street
                                            Providence, RI  02903



THE ENERGY COUNCIL                          THE GEORGE WILEY CENTER
OF RHODE ISLAND                             By its Attorney
By its Executive Director.


/s/  Roger Buck                             /s/  Hugo Ricci, Jr.
- ---------------------------                 --------------------
Roger Buck                                  Hugo Ricci, Jr., Esq.
P.O. Box 3235                               578 Charles Street
Newport, RI 02840                           Providence, RI 02903